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                                                                    EXHIBIT 10.8

                                 LOAN AGREEMENT

This Loan Agreement (this "agreement") is entered into on 10/June, 2003, by and among FOCUS MEDIA HOLDING LIMITED, a company organized under the laws of BVI (the "Company") and Yibing Zhou, Nanchun Jiang, Yuanzhe Fu, Yiqing Hou, and Wei Yu (collectively, the "Incorporators").

                                    RECITALS:

      WHEREAS, the Incorporators have established a limited liability company [CHINESE CHARACTER] under the laws of the People's Republic of China (the "PRC Co."), in order to apply for and obtain a license to advertising business(the "Business"); and WHEREAS, the Company and the Incorporators have agreed on certain terms for the Company to provide funds in an amount up to RMB 10,000,000 equivalent US dollar (exchange rate: US$1=RMB8.00) as a loan(the "Loan") to the Incorporators; and

      WHEREAS, the Incorporators personally intend to be jointly and severally liable to the Company for repayment of the loan, and the Incorporators also intend to pledge all of their shares of the Company as additional security for the Loan;

      NOW, THEREFORE, in consideration of the sum of USD 1.00, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. FUNDING

1.1 From time to time following the signing of this Agreement, the Incorporators may request in writing that the Company fund some or all of the Loan by wire transfer.

SECTION 2. RESTRICTED USE OF FUNDING

2.1 The Incorporators shall be restricted to apply the funds from the Company only for the following particular purposes and uses relating to the development of the Business: purchase of office equipment and computer equipment, lease of office space, employment of personnel, expenses directly associated with applications for required licenses, payment of administrative, regulatory and legal expenses, or other purposes as permitted in writing by the Company.

SECTION 3. PLEDGE

3.1 Each of the Incorporators hereby pledges all of the shares which shall be issued to him/her or in which he/she shall have any beneficial interest, regardless of when such

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shares shall be issued, to the Company, as additional security to guarantee to the Company the timely payment in full by the Incorporators of all amounts due under this Agreement.

SECTION 4. DEFAULT

4.1 In the event that the Incorporators fail to fully perform or otherwise breach or default under any of the provisions of this Agreement, then the Company shall have the option, in its sole discretion, to terminate this Agreement by a written notice to the Incorporators and, without prejudice to any of its rights and interests under other legal remedies: to claim the pledged shares, in which case the pledged shares shall be foreclosed and owned by the Company. In such event, the Incorporators shall cooperate with the Company in the foreclosure proceedings and shall sign any and all documents and instruments that are necessary or advisable to implement the intent of this agreement, i.e., that the Company shall take possession and ownership of the pledged shares.

SECTION 5. NOTICES

5.1 All requests notices, approvals, consents or other communication to each party of this Agreement shall be delivered to the following addresses:

The Company:
            Focus Media Holding Limited

            (Addr: [CHINESE CHARACTER] 369 [CHINESE CHARACTER] 28 [CHINESE CHARACTER])
            Attn:[CHINESE CHARACTER])
Incorporators:
            Yibing Zhou
            (Addr: [CHINESE CHARACTER] 444 [CHINESE CHARACTER] 14 [CHINESE CHARACTER])

            Nanchun Jing
            (Addr: [CHINESE CHARACTER] 55 [CHINESE CHARACTER] 5 [CHINESE CHARACTER])

            Yunzhe Fu
            (Addr: [CHINESE CHARACTER] 167 [CHINESE CHARACTER] 3 [CHINESE CHARACTER])

            Yiqing Hou
            (Addr: [CHINESE CHARACTER] 1091 [CHINESE CHARACTER] 20 [CHINESE CHARACTER])

            Wei Yu
            (Addr: [CHINESE CHARACTER] 209 [CHINESE CHARACTER] 23 [CHINESE CHARACTER]

SECTION 6(pound)(R)GOVERNING AND MISCELLANEOUS

      6.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong, and any disputes arising hereunder shall be submitted to the

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jurisdiction of the courts of Hong Kong. In the event of any litigation or arbitration to collect amounts due under this Agreement, the Company shall be entitled to recover its attorney's fees and costs. This Agreement supersedes all pre-existing memoranda, letters of intent, and other understandings and undertakings, written or oral, among the Company and the Incorporators. No waiver of or amendment to this Agreement is effective unless made in writing.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              THE COMPANY
                                              FOCUS MEDIA HOLDING LIMITED

                                                        By: /s/ Wei Yu
                                                            ----------
                                                        Name: Wei Yu

                                                        INCORPORATORS

                                                        Yibing Zhou
                                                        /s/ Yibing Zhou
                                                        ---------------

                                                        Nanchun Jiang
                                                        /s/ Nanchun Jiang
                                                        -----------------

                                                        Yuanzhe Fu
                                                        /s/ Yuanzhe Fu
                                                        --------------

                                                        Yiqing Hou
                                                        /s/ Yiqing Hou
                                                        --------------

                                                        Wei Yu
                                                        /s/ Wei Yu
                                                        ----------